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                                                                     EXHIBIT 14



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of FBR Family of Funds on Form N-14 of our reports on GrandView S&P REIT Index Fund and GrandView Realty Growth Fund dated April 24, 1998 appearing in the Annual Reports for the year ended March 31, 1998, and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



Deloitte & Touche LLP



Pittsburgh, Pennsylvania
July 10, 1998